Dean Goodermote Chief Executive Officer May 2007

Safe Harbor Statement Statements made in this presentation regarding Double-Take that are not historical facts are forward-looking statements based on our current expectations, assumptions, estimates and projections about Double-Take and our industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. These forward-looking statements include, without limitation, statements about our market opportunities, our strategy, our competition, our projected revenues and expense levels and the adequacy of our available cash resources. You should not place undue reliance on any of the forward-looking statements made in this presentation. Our actual results could differ materially from those expressed or implied by these forward- looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the registration statement on Form S-1 and related Prospectus that we filed with the Securities and Exchange Commission related to our initial public offering. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Our Objective To provide affordable software that minimizes downtime for business-critical systems.

Investment Highlights Market leader in a large, growing market Scalable, feature rich, proven product line Leveraged, blue chip & broad distribution network Large referenceable customer base: > 10,000 Proven growth strategy Scalable business model

OUR MARKET OPPORTUNITY

Leadership in a large addressable market *Source: IDC 2006 Windows Replication Software* Total Replication Software* 0 1000 2000 3000 4000 5000 2005 2006 2007 2008 2009 2010 CAGR - 15% (US$ in millions) 0 200 400 600 800 1000 2005 2006 2007 2008 2009 2010 CAGR - 25% (US$ in millions)

Market Leadership According to an August 2006 Gartner report entitled "Market Share: Storage Management Software, Worldwide, 2005 (Executive Summary)", ...file replication product revenue grew the fastest in storage management - Double-Take (formerly named NSI Software) led this segment.

Trends driving target market growth Growth in data creation and collection Pervasive industry and federal regulations Cost containment in data center Focus on protecting business-critical apps Heightened awareness of disasters Increasingly high cost of downtime Relative rapid growth of SMB IT spend

The Market Challenge Hours Days Weeks Hours Days Weeks Recovery Point = Time of last data backup Recovery Time = Time to re-deploy apps Minutes Seconds Failure Failure How to shrink the recovery point and recovery time

Double-Take Software

Alternative Approaches to Recovery

Alternatives	Vendors	Minimal Data Loss	Affordable	Enables Failover
Tape Backup	▪ Symantec ▪ IBM ▪ CA ▪ EMC ▪ CommVault	—	✓	—
Snapshots	▪ Microsoft ▪ EMC	—	✓	—
Clustering	▪ Microsoft ▪ Symantec ▪ EMC	✓	—	✓ Single failure point. No Remote Failover.
Remote Disk Mirroring	▪ EMC ▪ Symantec ▪ FalconStor ▪ DataCore ▪ Hitachi	✓	—	—
Continuous Data Protection	▪ Revivio ▪ Mendocino ▪ TimeSpring ▪ Kashya ▪ Microsoft	✓	✓ Some alternatives are expensive.	—

BREATHE EASY. WE'VE GOT YOU COVERED. www.doubletake.com 9

Our Business

Keys to Our Product's Success - Replication Application Independent Exchange services, Database engines, File sharing, Web applications, etc. Applications Operating System Hardware Layer File System Windows Operating System Specific Windows Server 2000, Windows-Powered NAS, Windows Server 2003 (including SSE) File System or "Cache" An area of memory for disk transactions to be stored before written to disk Server/Storage Independent Including disk drivers, disk controller and the actual hard drives

Applications Operating System Hardware Layer File System Applications Operating System Hardware Layer File System Any IP Network Continuous Asynchronous Byte Level Analysis Keys to Our Product's Success - Replication

Source Servers Remote Failover Local Target Server Local Failover Remote Target Server Keys to Our Product's Success - Recovery

14 Direct Competition - Why We Win Competitor Product & Support Reputation Company Focus Product Robustness Single Product Feature Set Service ? ? ? X X X ? ? ? ? ? ? ? X X X X X X X ? ? ? ? ?

Go-to-market - an "Overlay" Approach Resellers Dell CDW Distributors Bell Micro Tech Data OEMs HP Lakeview Direct Sales Field-based Inside Sources of Revenue Channels Resellers Distributors OEM Direct 72 15 7 6

Key Partners Microsoft Long-term competitive questions One of top 2% of ISV's Strategic product team relationship VMware P2V Disaster Recovery solution Community Source Program Joint Development Joint channel adoption Solutions Partners Varian Creo (Kodak) Esi911

More than 10,000 customers Business Services Healthcare Entertainment Education Government Financial Services Over half of the Fortune 500 Broad vertical penetration Other Professional Services

Proven Strategy for Future Growth Expand our customer base within current markets e.g Have closed 20 of the top 25 law firms Cross-sell existing and new software e.g. Initial order of $12K in 2001 now totals $1.8 mm Enter new markets e.g. Established a "Hurricane" vertical in 2005 Expand globally e.g. Sunbelt System Software S.A.S. acquired May '06 Continue to innovate e.g. Full System Protection and Recovery

Management Dean Goodermote - CEO, Chairman Clinsoft, Process Software, MRO Craig Huke - CFO Apogee Networks, Bluestone Software, Metronet Communications Rob Beeler - VP Engineering Naval Air Warfare Center, National Field Service Dave Demlow - CTO Seagate, Enterprise Storage Management Dan Jones - VP Sales and Marketing Storage Networks, Net-tel Inc. Mike Lesh - VP of Services and Support Open Pages, EMC, Data General Jo Murciano - President, Double-Take EMEA Sunbelt, RMH Group

Board of Directors Paul Birch (Finance and Management) GEAC, MRO, PWC John Landry (Technology and Management) Adesso, IBM, Lotus, Dun & Bradstreet Jack Young (Technology and Management) IBM, MRO, Comac Systems, Armstrong Bobby Goswami (Finance and Management) ABS Capital, Alex Brown, Goldman Sachs Laura Witt (Finance and Management) ABS Capital, Monitor Group, Oliver Wyman & Co. (Dean Goodermote- Chairman)

FINANCIALS

Business Model Revenue components Simple Model Perpetual licenses - Approximately 60% Maintenance & Professional services - Approximately 40% Factors contributing to consistency Small deal size, $4,000 median sales price, Three month average sales cycle Organization has monthly focus

Revenue

Quarterly Revenue Q1'05 Q2'05 Q3'05 Q4'05 Q1'06 Q2'06 Q3'06 Q4'06 Q1'07 Software 5.3 5.8 7.3 7.9 6.4 9.6 10.2 12.2 10.4 Maintenance & Services 3.2 3.6 3.8 3.9 4.3 5.1 6.2 6.9 7.5

Operating Income and Cash from Operations '03 '04 '05 '06 Q1 '06 Q1'07 Operating Income -7.7 -7.3 -3.8 7 0.3 2.5 Cash From Continuing Operations -4.4 -0.5 3.6 13.7 -2.1 3

Balance Sheet (US$ in Millions) 12/31/2005 12/31/2006 3/31/2007 Cash & Cash Equivalents $8.3 $55.2 $56.7 Accounts Receivable, net $8.0 $12.7 $12.0 Total Assets $18.6 $77.0 $77.0 Deferred Revenue $10.6 $16.8 $17.3 Long-Term Deferred Revenue $2.9 $4.0 $4.3 Redeemable Convertible Preferred Stock $50.6 ------ ------ Stockholders' Equity ($54.3) $45.2 $48.7

Financial Metrics Current * Software License 63% Maintenance and Professional Services 37% Gross Profit 88% Sales & Marketing 36% G & A 14% R & D 17% Depreciation 3% Operating Income 18% *Year ending December 31, 2006, excluding non-cash or one time items

Investment Highlights Market leader in a large, growing market Scalable, feature rich, proven product line Leveraged, blue chip & broad distribution network Large referenceable customer base: > 10,000 Proven growth strategy Scalable business model